UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2007

CHINA FRUITS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

   This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

As of February 19, 2007, Registrant entered into an agreement with Huangjia Nanfeng Tangerine Orange Co. Ltd. (“Huangjia Nanfeng”), to acquire the assets and businesses of Huangjia Nanfeng to assist in further expansion in the orange markets.

In 2007, the Registrant will acquire the assets and businesses of Huangjia Nanfeng, including over 360,000 acres of orchards, 240,000 acres of land with a reservoir, a manufacturing plant situated on over 20,000 acres, and the distribution network of the Huangjia Nanfeng. The acquisition should be completed by December 31, 2007. After completion of the acquisition, the Registrant will own all of Huangjia Nanfeng’s plants, orchards, and fruit wine and drink production lines.

The Registrant currently has 35,229,693 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE DIARY INC.

Date: February 20, 2007	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors

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EXHIBIT INDEX

Exhibit Number	Description

10.1	English translation of the acquisition agreement, dated February 19, 2007

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